                                                                    Exhibit 4.5


     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES
      LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF
     SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE
      REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS
                    AVAILABLE WITH RESPECT THERETO.

                            EXELIXIS, INC.

                         COMMON STOCK WARRANT

Warrant No. __________

     FOR VALUE RECEIVED, Exelixis, Inc., a Delaware corporation (the "Company"), with its principal office at 260 Littlefield Avenue, South San Francisco, CA 94080, hereby certifies that Bristow Investments, L.P., a California limited partnership (the "Holder") is entitled, upon surrender of this Warrant with the notice of exercise annexed hereto duly executed at the principal office of the Company, to purchase from the Company 6,000 shares of common stock of the Company, subject to adjustment as provided in Section 4. Such shares shall be fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company (the "Common Stock") purchased at a price per share of Three Dollars ($3.00) (the "Purchase Price"), subject to the provisions set forth herein. Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons on whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become Holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

     1. TERM. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the date of grant through the date which is five (5) years after the closing of the Company's initial public offering of its Common Stock effected pursuant to a Registration Statement on Form S-1 (or its successor) filed under the Securities Act of 1933, as amended (the "Act").

     2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

        2.1 General. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by cash, check or wire transfer, of an amount equal to the then applicable Purchase Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become Holder(s) of record of, and shall be treated for all purposes as the record Holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to Holder hereof as soon as possible and in any event within thirty days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant of like tenor representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to Holder hereof as soon as possible and in any event within such thirty-day period.

        2.2 NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, Holder may elect to receive Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) in which event the Company shall issue to Holder a number of Warrant Shares computed using the following formula:

            X = Y (A-B)
                -------
                   A

     Where X = the number of shares of Warrant Shares to be issued to Holder

            Y = the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

            A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

            B = the Purchase Price (as adjusted to the date of such calculation)


        For purposes of the above calculation, fair market value of one share of Common Stock shall be determined as follows: (i) if the class of stock of which the Warrant Shares are a part is listed on a national stock exchange, on the NASDAQ National Market System or on any other over-the-counter market, then such fair market value shall be the closing price per share reported for such class on such national stock exchange or on the NASDAQ National Market System, or the average of the final "bid" and "asked" prices reported on such over-the-counter market, as applicable, at the close of business on the date of calculation, as reported in the Wall Street Journal; and (ii) if the class of stock of which the Warrant Shares are a part is not listed on any national stock exchange, on the NASDAQ National Market System or on any other over-the-counter market, then the Board of Directors of the Company shall determine such fair market value as of the date of calculation in its reasonable good faith judgment, and shall (upon written request by Holder) advise Holder of such determination prior to any decision by the registered Holder to exercise its purchase rights under this Warrant.

     3. STOCK FULLY PAID; RESERVATION OF SHARES. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company will take all such actions as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under the Act or state securities laws with respect to such exercise. The covenant set forth in the immediately preceding sentence is based in part on the representations made by Holder in Section 7 and assumes no change in currently applicable law that would make such actions impracticable.

     4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

        4.1 RECLASSIFICATION OR MERGER. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder), so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a Holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4.1 shall similarly apply to successive reclassifications, changes, mergers and transfers.

        4.2 SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Purchase Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

        4.3 STOCK DIVIDENDS AND OTHER DISTRIBUTIONS. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)) of Common Stock, then the Purchase Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Purchase Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

        4.4 ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Purchase Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Purchase Price by a fraction, the numerator of which shall be the Purchase Price immediately prior to such adjustment and the denominator of which shall be the Purchase Price immediately thereafter.

     5. NOTICE OF CERTAIN EVENTS

        5.1 NOTICE OF ADJUSTMENTS. Whenever the Purchase Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Purchase Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, shall be mailed (without regard to Section 8.2 hereof, by first class mail, postage prepaid) to Holder.

        5.2 OTHER NOTICES. If at any time:

            (a) the Company shall declare any cash dividend upon its Common
Stock;

            (b) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

            (c) the Company shall offer for subscription pro rata to all holders of its Common Stock any additional shares of stock of any class or other rights;

            (d) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity;

            (e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

            (f) there shall be an initial public offering of Company securities;

            then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to Holder at the address of Holder as shown on the books of the Company, (1) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, and (2) in the case of any such event, at least ten (10) days' prior written notice of the date when the same shall take place, provided, however, Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (2) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.

     6. FRACTIONAL INTEREST. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

     7. COMPLIANCE WITH SECURITIES ACT; DISPOSITION OF WARRANT OR SHARES OF COMMON STOCK.

        7.1 COMPLIANCE WITH SECURITIES ACT. Holder, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act. Upon exercise of this Warrant, unless the Warrant Shares being acquired are registered under the Act or an exemption from such registration is available, Holder shall confirm in writing that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH

     REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

        7.2 REPRESENTATIONS OF HOLDER. In addition, in connection with the issuance of this Warrant, Holder specifically represents to the Company by acceptance of this Warrant as follows:

            (a) Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Act.

            (b) Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. In this connection, Holder understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if Holder's representation was predicated solely upon a present intention to hold the Warrant for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Warrant, or for a period of one year or any other fixed period in the future.

            (c) Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available. Moreover, Holder understands that the Company is under no obligation to register this Warrant.

            (d) Holder is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than two years after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

            (e) Holder further understands that at the time it wishes to sell this Warrant there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, Holder may be precluded from selling this Warrant under Rule 144 and 144A even if the two-year minimum holding period had been satisfied.

            (f) Holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

        7.3 DISPOSITION OF WARRANT OR SHARES. With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, Holder hereof and each subsequent Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7.3 that the opinion of counsel for Holder is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly after such determination has been made and shall specify in detail the legal analysis supporting any such conclusion. Notwithstanding the foregoing, this Warrant or such shares of Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

        7.4 EXCEPTED TRANSFERS. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7.3 above shall apply to any transfer without any additional consideration of, or grant of a security interest in, this Warrant or any part hereof (i) to a partner of Holder if Holder is a partnership, (ii) by Holder to a partnership of which Holder is a general partner, or (iii) to any affiliate of Holder if Holder is a corporation; PROVIDED, HOWEVER, in any such transfer, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original signatory hereto.

        7.5 RIGHTS AS SHAREHOLDERS; INFORMATION. Holder shall not be entitled to vote or receive dividends or be deemed a holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to Holder such information, documents and reports as are generally distributed to holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders and will, upon written request by Holder to the Chief Financial Officer of the Company from time to time (but not more often than twice in any 12-month period) provide to Holder copies of the following documents within a reasonable time after such request (but in all events only to the extent that, and no sooner than the time that, such documents have been made available to the Company's stockholders ): (i) the Company's most recent audited annual financial statements or, if audited statements are not available, then the Company's unaudited annual financial statements as of the end of the Company's most recently ended fiscal year and (ii) unaudited quarterly financial statements for each quarter of the Company's fiscal year since the date of the annual financial statements delivered pursuant to clause (i) above. Notwithstanding the preceding sentence, during any period in which the Company has outstanding a class of publicly-traded securities or is for any reason a reporting company under the Securities Exchange Act of 1934, it shall be sufficient compliance to provide copies of its most recent Form 10-K and annual report, any Form 10-Qs and/or 8-Ks filed by the Company with the SEC since the date of such Form 10-K, and any proxy statements.

        7.6 MARKET STANDOFF. Holder, by acceptance hereof, agrees that Holder will not, without the prior written consent of the lead underwriter of the initial public offering of the Common Stock of the Company pursuant to a Public Offering, directly or indirectly offer to sell, contract to sell (including, without limitation, any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any Warrant Shares for a period of 180 days following the day on which the registration statement filed on behalf of the Company in connection with the Public Offering shall become effective by order of the SEC.

     8. MISCELLANEOUS

        8.1 MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        8.2 NOTICES. Any notice, request, communication or other document required or permitted to be given or delivered to Holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

        8.3 BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of Holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of Holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to Holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Registrable Securities) to which Holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; PROVIDED, that the failure of Holder hereof to make any such request shall not affect the continuing obligation of the Company to Holder hereof in respect of such rights.

        8.4 LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company (such as an affidavit of Holder) of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

        8.5 DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

        8.6 GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

        8.7 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties of the Company and Holder hereof contained herein shall survive the date of grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and Holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

        8.8 REMEDIES. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, Holder (in the case of a breach by the Company), or the Company (in the case of a breach by Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

        8.9 ACCEPTANCE. Receipt of this Warrant by Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

        8.10 NO IMPAIRMENT OF RIGHTS. The Company will not, by amendment of its Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

        8.11 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, representation and undertakings of the parties.

        8.12 ATTORNEYS' FEES. In any litigation, arbitration or other legal proceeding between the Company and Holder relating to or arising out of this Warrant, the prevailing party shall be entitled to recover all its fees, costs and expenses incurred in connection with such proceeding, including (but not limited to) reasonable fees and expenses of attorneys and accountants and including (but not limited to) all such fees, costs and expenses incurred in connection with any appeals and/or in connection with the enforcement of any judgment or award rendered in such proceeding.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of February 26, 2000.

                                             EXELIXIS, INC.

                                             By: /s/ Glen Y. Sato
                                                -------------------------------
                                                Name: Glen Y. Sato
                                                Title: Chief Financial Officer

                                EXHIBIT A

                             SUBSCRIPTION FORM

                                                  Dated ___________, ______

Exelixis, Inc.
260 Littlefield Avenue
South San Francisco, CA 94080
Attention: Chief Financial Officer

Ladies and Gentlemen:

__________ The undersigned hereby elects to exercise the warrant issued to it by
           Exelixis, Inc. (the "Company") and dated March ___, 2000, Warrant No.___ (the "Warrant") and to purchase thereunder __________________________________ shares of the Common Stock of the
           Company (the "Shares") at a purchase price of ___________________________________________ Dollars ($__________) per
           Share or an aggregate purchase price of
           __________________________________ Dollars ($__________) (the
           "Purchase Price"); or

__________ The undersigned hereby elects to convert _______ percent (___%) of the value of the Warrant pursuant to the provisions of Section 2.2 of the Warrant.

     Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer (unless the second alternative above has been marked).

                                                   Very truly yours,

                                                   _____________________________

                                                   By:__________________________

                                                   Title:_______________________